UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2007

BERRY PLASTICS HOLDING CORPORATION (Exact name of Registrant as specified in its charter)	BERRY PLASTICS CORPORATION (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	Delaware (State of Incorporation)
033-75706 (Commission File Numbers)
35-1814673 (I.R.S. Employer Identification No.)	35-1813706 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
BPC HOLDING CORPORATION (Former Name or Former Address, if Changed Since Last Report)	N.A. (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 9, 2007, Berry Plastics Group, Inc. (“Berry Group”), the ultimate parent entity of Berry Plastics Holding Corporation (“Berry Holding”) and Berry Plastics Corporation, and Covalence Specialty Materials Holding Corp. (“Covalence Holding”) entered into a definitive agreement pursuant to which Berry Group will merge with Covalence Holding in a stock-for-stock merger. Berry Group and Covalence Holding expect the closing of the merger to occur in April 2007 and the transaction is subject to the receipt of required regulatory approvals.

Following the merger, Ira Boots, Chairman and Chief Executive Officer of Berry Group, and Brent Beeler, Chief Operating Officer of Berry Group, will remain in the same roles with the combined company, which will be known as Berry Plastics Group, Inc. (“New Berry Group”).

Immediately following the merger, Covalence Specialty Materials Corp. (“CSMC”) and Berry Holding Corporation, respective subsidiaries of Covalence Holding and Berry Group, will be combined as a direct subsidiary (“New Berry Holding”) of New Berry Group. New Berry Holding will remain the primary obligor in respect of CSMC’s Senior Subordinated Notes due 2016 (the “Covalence Notes”), Berry Holding’s Second Priority Senior Secured Fixed Rate Notes due 2014 and Second Priority Senior Secured Floating Rate Notes due 2014. The outstanding credit facilities of CSMC (both first and second lien loans) and Berry Holding are expected to be refinanced at the time of the closing with a $400 million asset based revolving credit facility and a $1.2 billion senior secured term loan facility.

In connection with the merger, on March 12, 2007, CSMC terminated its exchange offer relating to the Covalence Notes. The exchange offer was previously scheduled to expire on March 12, 2007. All Covalence Notes tendered pursuant to the exchange offer will be promptly returned by CSMC to their holders. It is intended that the exchange offer will re-commence following preparation of pro forma financial information.

Berry Group is majority owned by affiliates of Apollo Management VI, L.P., and the Berry Group shareholders will own a majority of New Berry Group’s common stock following the merger. The private equity firm, Graham Partners II, L.P., is also a shareholder of Berry Group. Covalence Holding is majority owned by affiliates of Apollo Management V, L.P.

A press release issued by Berry Group and Covalence Holding is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Berry Group, Inc. and Covalence Specialty Materials Holding Corporation on March 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS HOLDING CORPORATION BERRY PLASTICS CORPORATION

Date: March 12, 2007	By:	/s/ James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the entities listed above

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Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Berry Group, Inc. and Covalence Specialty Materials Holding Corporation on March 12, 2007.